EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of April 8, 1997 by and between WorldPort Communications, Inc. a Delaware Corporation ("WorldPort" or the "Company"), and Mr. John Dalton (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to have the benefit of the Executive's efforts and services;

         WHEREAS, the Executive is willing to commit himself to serve the Company, on the terms and conditions herein provided; and

         WHEREAS, in order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

         1.       DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Accrued Benefits" shall mean the amount payable not later than ten (10) days following an applicable Termination Date, which shall be equal to the sum of the following amounts:

                           (i) All salary earned or accrued through the Termination Date;

                           (ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

                           (iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

                           (iv) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan






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                  of the Company or otherwise, including,  but not  limited  to, any bonus declared  by the Board, any compensation for earned,
                  but   unused,  vacation   days,   and  any  unpaid  automobile
                  allowance.

                  (b) "Affiliate" shall have the same meaning as given to that term in Rule 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended.

                  (c)  "Board" shall mean the Board of Directors of the Company

                  (d) "Disability" shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time, continuous basis the customary duties of the Executive under this Agreement.

                  (e) "Notice of Termination" shall mean the notice described in Section 9 hereof;

                  (f)  "Termination  Date"  shall  mean,   except  as  otherwise
         provided in Section 8 hereof,

                           (i)   The Executive's date of death;

                           (ii) Thirty (30) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to Subsection 8(b) hereof, unless the Executive returns on a full-time basis to the performance of Executive's duties prior to the expiration of such period;

                           (iii) Thirty  (30)  days  after  the  delivery of the
                  Notice  of  Termination  if   the  Executive's  employment  is
                  terminated by the Executive voluntarily; and

                           (iv) Fifteen (15) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Disability.

         2.       EMPLOYMENT.

         The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         3.       TERM.

         The Company's employment of the Executive under the provisions of this Agreement shall commence on the date hereof and end on the third anniversary of the Closing, unless further extended or sooner terminated as hereinafter provided. On the third anniversary of the Closing and on the last day of February of each year thereafter, the term of the Executive's employment shall, unless sooner terminated as hereinafter provided, be automatically extended for






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an additional one year period from the date thereof unless, at least thirty (30)
days before such date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended beyond its existing duration.

         4.       POSITIONS AND DUTIES.

         The Executive shall serve as Chief Executive Officer and President of WorldPort Communications, Inc. and in such additional capacities as may be reasonably assigned to the Executive by the Board. In his capacity as Chief Executive Officer and President of the Company, the Executive shall have such duties, responsibilities and authority as are usual and customary for executives who hold the same or a substantially similar position with companies of comparable size in the same industry as the Company. In connection with any capacities, the Executive shall have such duties, responsibilities and authority as may from time to time be reasonably assigned to the Executive by the Board. The Executive shall devote substantially all the Executive's working time and efforts to the business and affairs of the Company.

         5.       PLACE OF PERFORMANCE.

         In connection with the Executive's employment by the Company, the Executive shall be based at the Company's corporate offices in Houston, Texas except for required travel on Company business, and expect as otherwise agreed-to between the Executive and the Company.

         6.       COMPENSATION AND RELATED MATTERS.

                  (a) Commencing on the date hereof, and during Executive's employment, the Company shall pay to the Executive an annual salary of $156,000 per annum payable at a rate of $10,500 per month for the first three months of employment and $13,833 for the next nine months of employment and thereafter at $13,000 per month, payable on the 15th and last day of each month (or in such other installments consistent with the Company's policies and procedures and as agreed to by the Executive). Within 90 days from the date hereof, the Board shall conduct a performance review of the Executive, after which the Board, in its sole discretion, may increase the annual salary of the Executive based upon such performance review. In addition to any increases in salary specified in this Agreement, the Executive's salary may be increased from time to time in accordance with normal business practices of the Company at the full discretion of the Board.

                  (b) During the Executive's employment, the Executive shall receive all bonuses if, when and as declared by the Board, including, but not limited to, a performance bonus of $50,000 six months from the date of this agreement and $50,000 12 months from the date of this agreement, based upon the successful completion of the following events: (i) execution of an Agreement between WorldPort and the Scitor/Equant organization on terms acceptable to the WorldPort board of directors and (ii) new WorldPort revenues directly attributable to business development efforts of the Executive averaging $500,000 per






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         month  during the last six months of the first year of this  Agreement.
         After the first year of this agreement the Executive's bonuses will be paid based upon performance objectives and related compensation amounts as determined by the Board.

                  (c) During the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all business, travel, and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the Company's policies and procedures.

                  (d) The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation for earned but unused vacation days, determined in accordance with the Company's vacation plan or policy. The Executive shall also be entitled to all paid holidays provided by the Company to its other executives.

                  (e) The Executive shall receive a car allowance of $800 per month, with any annual increase to be determined by the Board, payable in accordance with the Company's policies and proceedures

                  (f) The Executive shall be entitled to such other benefits, including, but not limited to, medical insurance, life insurance, and disability insurance determined in accordance with the Company's benefit plan or policy.

                  (g) The Executive shall be granted four-year stock purchase options to purchase 200,000 (two hundred thousand) shares of the Company's common stock at an exercise price of $2.00 per share, based on the following vesting schedule:

                           100,000 options vested after one year of service to the Company; 100,000 options vested after two years of service to the Company.

         7.       OFFICES.

         The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board or as a member of the board of directors of any subsidiary of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities to the fullest extent provided by applicable law.

         8.       TERMINATION

                  (a) As a result of death: If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death, and the Executive's surviving spouse,






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         or the Executive's estate if the Executive  dies  without  a  surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date.

                  (b) As a result of Disability: If, as a result of the Executive's Disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time, continuous basis for two (2) consecutive months or for an aggregate of three (3) months within any twelve (12) month period and if within thirty (30) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive's duties on a full-time basis, the Company may terminate the Executive's employment, subject to Section 9 hereof. During the term of the
         Executive's  Disability  prior  to  termination,  the  Executive  shall continue to receive all salary and benefits payable under Section 6 hereof, including participation in all employee benefit plans, programs, and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive's continued participation is permitted under the terms and provisions of such plans, programs, and arrangements. In the event that the Executive's participation in any such plan, program, or arrangement is barred as the result of such Disability, the Executive shall be entitled to receive an amount equal to the contributions, payments, credits, or allocations which would have been paid by the Company to the Executive, to the Executive's account, or on the Executive's behalf under any such plan, program, or arrangement. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 8, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability program of the Company in effect at the time of such termination. The payment of the Accrued Benefits by the Company to the Executive shall be in addition to, and not in lieu of, any benefits payable by reason of the Executive's Disability to the extent provided under any long-term disability program of the Company in effect at the time of the Executive's termination, or under any disability insurance policy, or otherwise.

                  (c) Termination Without Cause: Either party to this Agreement may terminate the Executive's employment hereunder without cause at any time upon notice to the other party, and upon any such termination, the Executive shall be entitled to receive his Accrued Benefits. In the event that the Company terminates the Executive's employment pursuant to this Subsection 8(c), the Executive shall receive from the Company on the Termination Date a lump-sum cash payment (the "Severance Payment"), as severance, in an amount equal to one hundred percent (100%) of the greater of (i) the Executive's annual salary at the time of such termination, or (ii) the Executive's annual salary, as set forth in Subsection 6(a) hereof.

                  (d) Termination  as  a  result  of  cause.   The  Company  may
         terminate the Executive for cause, upon the occurrence of any one or more of the following acts or omissions:






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                           (i)  The   determination   in  a  binding  and  final
                  judgment, order, or decree by a court or administrative agency of competent jurisdiction, that the Executive has engaged in fraudulent conduct, and the determination by the Board, in its
                  sole   discretion,   that  such   fraudulent   conduct  has  a
                  significant adverse impact on the Company;

                           (ii) The  conviction  of the Executive on a felony or
                  misdemeanor involving moral turpitude (as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction) an the determination by the Board, in its sole discretion, that such conviction has a significant adverse impact on the Company;

                           (iii) The  refusal by the  Executive  to perform  the
                  Executive's duties or responsibilities (unless significantly changed without the Executive's consent) and after notice from the Company to the Executive, the Executive's continuing refusal to perform his duties or responsibilities during the 48-hour period following the giving of such notice;

                           (iv) The  performance  by the Executive of his duties
                  or responsibilities in a manner constituting gross negligence (unless such duties or responsibilities have been significantly changed without the Executive's consent).

                           (v) In the event of  termination  for  cause,  as set
                  forth above, the Executive will be entitled to receive his Accrued Benefits, but will not be entitled to the Severance Payment, except as otherwise provided by Texas law.

         9.       TERMINATION NOTICE.

         Any termination by the Company or the Executive of the Executive's employment hereunder shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, if such Notice of Termination is delivered by the Executive. The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth the Termination Date.

         10.      NONDISCLOSURE OF PROPRIETARY INFORMATION.

         Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products, or the performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of such processes, products, and services by patent, copyright, or secrecy and that the Executive has had, or during the course of Executive's engagement as an employee or consultant may have, access to Proprietary Information, as hereinafter defined, of the Company and that the






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Executive has furnished,  or during the course of the Executive's engagement may furnish, Proprietary Information to the Company, the Executive agrees that:

                  (a) "Proprietary Information" shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a secret, proprietary, confidential, or generally undisclosed nature relating to the Company, its products, customers, processes, and services, including information relating to testing research, development, manufacturing, marketing, and selling, disclosed to the Executive or otherwise made known to the Executive as a consequence of or through the Executive's engagement by the Company (including information originated by the Executive) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Executive's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to the Company's competitors.

                  (b) The Executive acknowledges that the Company has exclusive property rights to all Proprietary Information, and the Executive hereby assigns all rights that the Executive might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of the Executive's duties to the Company, the Executive will not at any time during or after the term of the Executive's engagement, which term shall include any time in which the Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose, or disseminate any Proprietary Information.

                  (c) All documents, records, notebooks, notes, memoranda, and similar repositories of, or containing, Proprietary Information made or compiled by the Executive at any time or made available to the Executive prior to or during the term of Executive's engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by the Executive in trust solely for the benefit of the Company, and shall be delivered to the Company by the Executive on the termination of the Executive's engagement or at any other time on the request of the Company.

                  (d) The Executive will not assert any rights under any inventions, copyrights, discoveries, concepts, or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by the Executive prior to the Executive's being engaged by the Company or during the term of the Executive's engagement if based on or otherwise related to Proprietary Information.

         11.      ASSIGNMENT OF INVENTIONS.

                  (a) For purposes of this Section 11, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or






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         copyrightable  or not,  including,  but not limited  to,  improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof, or know-how related thereto, concerning any
         past,  present,   or  prospective activities of the Company,  which the
         Executive makes, discovers, or conceives (whether or not during the hours of the Executive's engagement or with the use of the Company's facilities, materials, or personnel), either solely or jointly with others during the Executive's engagement by the Company or any Affiliate of the Company and, if based on or related to Proprietary
         Information,   at  any  time  after  termination  of  such  engagement.
         All Inventions shall be the sole property of the Company, and the Executive agrees to perform the provisions of this Section 11 with respect thereto without the payment by the Company of any royalty or any consideration therefor, other than the regular compensation paid to the Executive in his capacity of as an employee or consultant.

                  (b) The Executive shall maintain written notebooks in which the Executive shall set forth, on a current basis, information as to the Inventions, describing in detail the procedures employed and the results achieved, as well as information as to any studies or research projects undertaken on the Company's behalf. The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of the Executive's engagement or, upon request of the Company, at any time prior thereto.

                  (c) The Executive shall apply, at the Company's request and expense, for United States and foreign letters patent or copyrights, either in the Executive's name or otherwise as the Company shall desire.

                  (d) The Executive hereby assigns to the Company all of the Executive's rights to the Inventions and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted in respect of the Inventions.

                  (e) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue, and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during the term of the Executive's employment which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

                  (f) The Executive represents that the Executive's performance of all of the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any trust existing prior to the Executive's employment by the Company.





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         The Executive agrees not to enter into any agreement, either written or oral, in conflict herewith and represents and agrees that the Executive has not brought and will not bring with the Executive to the Company or use in the performance of the Executive's responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless the Executive has obtained written authorization from the former employer for their possession and
         use,   and  the   Executive   has  provided  a  copy  of  such  written
         authorization to the Company.

                  (g) No provision of this Section 11 shall be deemed to limit the restrictions applicable to the Executive under Section 10 hereof.

         12.      SHOP RIGHTS.

         The Company shall also have the royalty-free right to use in its business, and to make, use, and sell products, processes, and/or services derived from any inventions, discoveries, concepts, and ideas, whether or not patentable, including, but not limited to, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present, or prospective activities of the Company, which are not within the scope of Inventions as defined in Section 11 hereof, but which are conceived or made by the Executive during the period that the Executive is engaged by the Company with the use or assistance of the Company's facilities, materials, or personnel.

         13.      NON-COMPETE.

         This Non-Compete provision does not become effective until WorldPort and the Wallace Wade Company ("WWC") have entered into a Definitive Acquisition Agreement, except that this Non-Compete provision is binding in the event that WWC, for any reason, elects not to enter into the Definitive Acquisition Agreement pursuant to the terms and conditions contained in the Letter of Intent executed between the parties on April 8, 1997. Upon execution of such an Acquisition Agreement, this provision shall be be binding upon the Executive unless (a) the Executive has been wrongfully terminated or (b) the Company has not fulfilled its obligations as required under the Acquisition Agreement, specifically the issuance by the Company to the Executive of (i) a one-year Promissory Note with a principal amount of $250,000 and (ii) 1,400,000 shares of WorldPort common stock ("the WWC Shares"), of which 900,000 WWC Shares are to be held in escrow until the successful performance of certain business development activities by Wallace Wade Company and/or Mr. John Dalton, as defined in the Acquisition Agreement. The Company shall not be deemed to be in non-performance of its obligations under the Acquisition Agreement if Wallace Wade Company and/or Mr. Dalton has not met its or his performance criteria required for the release of WWC Shares from escrow.

         The Executive hereby agrees that during the Executive's employment, and for a period of one year from the termination thereof, the Executive will not, without the written consent of the Company:






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                  (a) Within any  jurisdiction  or  marketing  area in which the
         Company or any subsidiary thereof is doing business, own, manage, operate, or control any Business, provided, however, that for purposes of this Subsection 13(a), ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered as owning, managing, operating, or controlling any Business; or

                  (b) Within any jurisdiction or marketing area in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any Business; or

                  (c) Solicit any Business for, or sell any products that are in competition with the Company's products to, any company, which is a customer or client of the Company or any of its subsidiaries as of the Termination Date; or

                  (d) Solicit the employment of, or hire, any full time employee employed by the Company or its subsidiaries as of the Termination Date.

         The term "Business," as used in this Section 13, shall mean any person or entity which is an international facilities-based telecommunications carrier or any of the services which are necessarily provided by an international facilities-based telecommunications carrier to its customers.

         14.      REMEDIES AND JURISDICTION.

                  (a) The Executive hereby acknowledges and agrees that a breach of the agreements contained in Section 13 of this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in Section 13 of this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in Section 13 of this Agreement.

                  (b) All claims, disputes and other matters in question between the parties  arising under this Agreement,  except those  pertaining to
         Section 13 hereof, shall, unless otherwise provided herein, be decided by arbitration in the State of Texas in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties otherwise agree. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or federal court having proper jurisdiction.

         15.      INDEMNIFICATION.

         The Company agrees to indemnify and hold the Executive harmless from and against any and all losses, liabilities, or costs (including, but not limited to, reasonable attorney's fees), which the Executive may sustain, incur, or assume as a result of, or relative to, any allegation, claim, civil or criminal action, proceeding, charge, or prosecution, which may be alleged, made, instituted, or maintained against the Executive or the Company, jointly or severally, arising out of or based upon the Executive's employment with the Company, to the fullest extent permitted by applicable law including, but not limited to, any injury to person(s) or damage to property or business by reason of any cause whatsoever, regardless of whether any such injury or damage is caused by negligence on the part of the Executive. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY THE EXECUTIVE (A) AGAINST THE CONSEQUENCES OF HIS OWN NEGLIGENCE OR FAULT, REGARDLESS OF WHETHER THE EXECUTIVE IS SOLELY NEGLIGENT OR CONTRIBUTORILY, PARTIALLY, JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH ANY OTHER PERSON, AND (B) AGAINST ANY LIABILITY OF THE EXECUTIVE BASED ON APPLICABLE DOCTRINE OF STRICT LIABILITY. Not withstanding the foregoing, the Company will not, however, indemnify the Executive for any claims, liabilities, losses, damages or expenses that result solely from bad faith, gross negligence or willful misconduct by the Executive.

         16.      ATTORNEYS' FEES.

         In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon as provided by applicable law.

         17.      SUCCESSORS.

         This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estate, executors, administrators, heirs, or beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, if the Executive dies without a surviving spouse, to the Executive's estate. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by or against, any successor, surviving or resulting corporation, or other entity or any assignee of the Company to which all or substantially all of the business and assets of the Company is transferred whether by merger, consolidation, exchange, assignment, sale, lease, or other disposition or action.

         18.      ENFORCEMENT.

         The provisions of this Agreement shall be regarded as divisible, and if any of such provisions or any part hereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or the parts hereof and the applicability thereof shall not be affected thereby.

         19.      AMENDMENT OR TERMINATION.

         This Agreement may not be amended or terminated during its term, except by written instrument executed by both the Company and the Executive.

         20.      SURVIVABILITY.

         The provisions of Sections 10, 11, 12, 13 and 15 hereof and the provisions hereof relating to the payment of the Accrued Benefits and the Severance Payment shall survive the termination of this Agreement.

         21.      ENTIRE AGREEMENT.

         This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements, negotiations, commitments, and understandings with respect thereto.

         22.      GOVERNING LAW; VENUE.

         This Agreement and the respective rights and obligations of the Executive and the Company hereunder shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the provisions, principles, or policies thereof relating to choice of law or conflict of laws. Venue of any arbitration or other legal proceeding or action relating to this Agreement shall be proper in Harris County, Texas.

         23.      NOTICE.

         Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid, if to the Company, to:

         WorldPort Communications, Inc.
         100 California Street, Suite 1400
         San Francisco, CA 94111
         Tel: 415-393-0724
         Fax: 415-393-0721

with a copy to corporate counsel for the Company to:

         Snell & Wilmer LLP
         Attn: Mr. William C. Gibbs, Esq.
         111 East Broadway, Suite 900
         Salt Lake City, Utah 84111
         Tel: 801-237-1907
         Fax: 801-237-1950

or to such other address as the Company shall have given to the Executive or, if to the Executive, to:

         John W. Dalton
         326 5th Avenue
         Sealy, Texas 77474
         Tel: (409) 885-2622

with a copy to counsel for the Executive to:

         Andrew G. Shebay
         One Riverway, Suite 1400
         Houston, Texas 77027
         Tel: (713) 623-6200

or to such other address as the Executive shall have given to the Company.

         24.      NO WAIVER.

         No waiver by either party at any time of any breach by the other party of, or any failure by the other party to comply with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

         25.      HEADINGS.

         The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         26.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                                            THE COMPANY:
                                            WORLDPORT COMMUNICATIONS, INC.

                                            /s/Edward P. Mooney
                                            -----------------------------------
                                            EDWARD P. MOONEY
                                            DIRECTOR AND CHIEF EXECUTIVE OFFICER



                                            EXECUTIVE:


                                            /s/John Dalton
                                            -----------------------------------
                                            JOHN DALTON